Exhibit 10.2

AMENDMENT ONE

to

ASSET PURCHASE AGREEMENT

between

INTRAWARE, INC.

and

FUSIONSTORM

This amendment (“Amendment One”) amends the Asset Purchase Agreement dated October 28, 2005 (the “Agreement”), between Intraware, Inc. (“Intraware”) and FusionStorm.  All capitalized terms not defined in this Amendment One shall have the meanings given in the Agreement.  This Amendment One shall be effective as of January 2, 2006.

1.	CLOSING DATE

Section 1.1 (“Closing Date”) is deleted and replaced with:

“Closing Date” shall mean January 3, 2006.

2.	PURCHASE PRICE

In Section 2.2(a) (Purchase Price), “$400,000” is deleted and replaced with “$250,000”.

Subject to the above modifications, the Agreement shall remain in full force and effect.

INTRAWARE, INC.		FUSIONSTORM

By:	/s/ John J. Moss	By:	/s/ Daniel Serpico

Name:	John J. Moss	Name:	Daniel Serpico

Title:	Senior Vice President, General	Title:	Chief Financial Officer
Counsel and Secretary